CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FUND AGREEMENT

This Agreement dated as of the 1st day of July, 2004 is made by and among Nationwide Financial Services, Inc., on behalf of its subsidiaries listed on Exhibit A (collectively “Nationwide”), and the current and any future Nationwide separate accounts (“Variable Accounts”) and the Nationwide trust accounts (“Trust Accounts”), and Delaware Service Company, Inc. (“Agent”), and Delaware Distributors, L.P. (“Distributor”) (collectively “the Company”) which serve, respectively, as transfer agent and distributor to the mutual funds (the “Funds”) listed on Exhibit B.

RECITALS

WHEREAS, Nationwide, through its subsidiary Nationwide Trust Company, FSB, provides administrative and/or recordkeeping services listed on Exhibit C to various retirement plans which meet the definition of retirement plans under Sections 401, 403 and 457 of the Internal Revenue Code (the “Code”) as well as other employer-sponsored retirement or investment plans (collectively, “Plans”); and

WHEREAS, Nationwide and the Company may mutually desire the inclusion of the Funds as investment options in the variable group annuity products (collectively, “Variable Products”) offered by Nationwide as funding vehicles to Plans; and

WHEREAS, Nationwide and the Company may mutually desire the inclusion of the Funds as investment options in Trust Accounts offered by Nationwide as funding vehicles to Plans; and

WHEREAS, the Variable Products and Trust Accounts provide that the net amounts received by Nationwide be invested in mutual funds, including the Funds, and whereas the Variable Products and Trust Accounts provide for withdrawal of mutual fund shares, including the Funds, on behalf of Plans and their participants; and

WHEREAS, the selection of investment options with respect to any Fund is made by Plan participants or the Plan’s selected fiduciary and such participants and/or selected fiduciary may reallocate their investments among the investment options in accordance with the terms of the Plans; and

NOW THEREFORE, Nationwide and the Company, in consideration of the undertaking described herein, agree that the Funds will be available as investment options in the Variable Products and/or Trust Accounts offered by Nationwide, subject to the following:

REPRESENTATIONS

REPRESENTATIONS BY NATIONWIDE

Nationwide Financial Services, Inc. represents that it is a holding company duly organized and in good standing under applicable state law. Nationwide represents that its subsidiaries have been duly organized and are in good standing under applicable state law and with applicable regulatory bodies, and that the subsidiary responsible for communicating orders for Fund shares pursuant to this Agreement shall be a federally registered broker-dealer or federally registered transfer agent.

Nationwide represents that its life insurance company subsidiaries have validly established all separate accounts under applicable state law. Nationwide represents that the Variable Accounts are exempt from registration under the Investment Company Act of 1940, as amended, (the “1940 Act”) pursuant to Section 3(c)(11) and the variable annuity contracts are exempt from registration pursuant to Section 3(a)(2) of the Securities Act of 1933, as amended, (the “1933 Act”).

REPRESENTATIONS BY THE COMPANY

If the Funds are not a party to this Agreement, then the Company makes the following representations on behalf of the Funds.

Each Fund is duly organized and validly existing under applicable state law. Each Fund’s shares are duly authorized for issuance in accordance with applicable law, that each Fund is registered as an open-end management investment company under the 1940 Act, and each. Fund will maintain its registration as an investment company under the 1940 Act.

Each Fund shall take all such actions as are necessary to permit the sale of its shares to the Variable Accounts or to Trust Accounts, including registering its shares sold under the terms of this Agreement, as required, under the 1933 Act. Each Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares. Each Fund will register and qualify its shares for sale in all states where applicable and will promptly notify Nationwide if any shares are not qualified in a particular state.

Each Fund is currently qualified as a regulated investment company under Subchapter M of the Code, and shall make every effort to maintain such qualification. Each Fund shall promptly notify Nationwide upon having a reasonable basis for believing that it has ceased to so qualify, or that it may not qualify as such in the future.

The Distributor represents that it (i) is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and will remain duly registered under all applicable federal and state securities laws, (ii) is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”), (iii) serves as principal underwriter/distributor of each Fund, and (iv) will perform its obligations for each Fund in accordance with any applicable state and federal securities laws.

The Agent represents that it is duly registered as a transfer agent under the 1934 Act and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for each Fund in accordance with any applicable state and federal securities laws.

TRADING

Subject to the terms and conditions of this Agreement, Nationwide shall be appointed to, and agrees to act, as a limited agent of the Company for the sole purpose of receiving instructions from duly authorized parties for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which a Fund calculates its net asset value as set forth in the Fund’s most recent prospectus and Statement of Additional Information. Except as particularly stated in this paragraph, Nationwide shall have no authority to act on behalf of the Company or to incur any cost or liability on its behalf. Both parties agree to follow any written guidelines or standards relating to the sale or distribution of the shares as may be provided in the provisions outlined in Exhibit D, as well as to follow any applicable federal and/or state securities laws, rules or regulations.

VOTING

Variable Products

For so long as and to the extent that pass-through voting privileges exist for Variable Products, Nationwide shall distribute all proxy material furnished by the Company (provided that such material is received by Nationwide or its designated agent at least 10 Business Days prior to the date scheduled for mailing to the Plan’s selected fiduciary or authorized representative) and shall vote Fund shares in accordance with instructions received from the Plan’s selected fiduciary or authorized representative on behalf of participants who have interests in such Fund shares.

Nationwide shall vote the Funds’ shares for which no instructions have been received in the same proportion as Fund shares for which said instructions have been received from the Plan’s selected fiduciary or authorized representative, provided that such proportional voting is not prohibited by a Plan’s qualified retirement plan document, if applicable. Nationwide and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Funds’ shares.

Trust Accounts

Nationwide shall distribute all proxy material furnished by the Company to the Plan for shares of Funds held in Trust Accounts or to the Plans’ selected fiduciary or authorized representative for voting instructions (provided that such material is received by Nationwide or its designated agent at least 10 Business Days prior to the date scheduled for mailing to the Plan’s representative). The Plan’s selected fiduciary or authorized representative shall instruct Nationwide to vote, on behalf of the Plan and its participants who have interests in such Fund Shares and in accordance with the instructions provided by the Plan, all proxies that are returned by the Plan’s selected fiduciary or authorized representative and to abstain from voting proxies that are not returned by the Plan’s selected fiduciary or authorized representative. Nationwide and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Funds’ shares.

DOCUMENTS AND OTHER MATERIALS

DOCUMENTS PROVIDED BY NATIONWIDE

If Nationwide collects and retains information on the participant level, then Nationwide agrees to provide the Company, upon written request, any reports indicating the number of Plan participants having interests in the Variable Products corresponding to a Variable Account’s acquisition of Fund shares and any Plan or Plan participants having interests in the Trust Accounts; acquisition of Fund shares and such other information (including books and records) that the Company may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

DOCUMENTS PROVIDED BY THE COMPANY

Within five (5) Business Days after the end of each calendar month, the Company shall provide Nationwide, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

The Company shall promptly provide Nationwide with a reasonable quantity (in light of the number of existing Plans or Plan participants) of the Funds’ prospectuses, Statements of Additional Information and any supplements thereto.

EXPENSES

All expenses incident to the performance by Nationwide under this Agreement shall be paid by Nationwide. Likewise, all expenses incident to the performance by the Funds under this Agreement shall be paid by the Company and/or the Funds.

Nationwide is responsible for the expenses and the costs of having the Variable Products approved by state insurance authorities in the applicable jurisdictions.

The Company and/or the Funds are responsible for the expenses of the cost of registration of the Funds’ shares, the preparation of the Funds’ prospectuses, statements of additional information, proxy materials, reports and the preparation of other related statements and notices required by law (“Fund Materials”) for distribution in reasonable quantities except as otherwise mutually agreed upon by the parties to the Agreement.

Nationwide is responsible for distributing Fund prospectuses to its existing Plans or such Plans’ authorized representatives. The Company will pay the lesser of:

(a)	The cost to print individual fund prospectuses; or

(b)	The Company’s portion of the total printing costs if Nationwide does not use individual prospectuses, but reprints fund prospectuses in another format; or

(c)

The Company’s portion of the total reproduction costs if Nationwide does not use individual printed prospectuses, but reproduces the prospectuses in another allowable and appropriate medium (i.e. CD Rom or computer diskette) which is mutually agreed upon by both Nationwide and the Company and subject to reasonable costs.

SALES LITERATURE

Nationwide and its agents shall make no representations about the Company except those contained in publicly available documents or other documents produced by the Company (or an entity on its behalf). Nationwide agrees to allow a reasonable period of time for the Company to review sales literature that discusses the Funds. Upon reasonable request, Nationwide agrees to furnish draft copies to the Company and to allow a reasonable period of time for the review of such material prior to use and prior to the submission of such material to any applicable regulatory entity. The Company must either provide comments within a reasonable period of time or affirmatively decline to provide comments. Failure to provide comments or affirmatively decline to provide comments within a reasonable period of time shall constitute acceptance of such sales literature.

The Company and its agents shall make no representations about Nationwide except those contained in publicly available documents or other documents produced by Nationwide (or an entity on its behalf). The Company agrees to allow a reasonable period of time for Nationwide to review sales literature relating to the Funds that discusses the Variable Products or Trust Accounts. Upon reasonable request, the Company agrees to furnish draft copies to Nationwide and allow a reasonable period of time for the review of such material prior to use and prior to the submission of such material to any applicable regulatory entity. Nationwide must either provide comments within a reasonable period of time or affirmatively decline to provide comments. Failure to provide comments or affirmatively decline to provide comments within a reasonable period of time shall constitute acceptance of such sales literature.

PRIVACY AND CONFIDENTIALITY INFORMATION

For purposes of this Section, “Customer Information” means non-public personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder. Each party agrees not to use, disclose or distribute to others any Customer Information except as necessary to perform the terms of this Agreement, and each party agrees to comply with all applicable provisions of the Gramm-Leach-Bliley Act.

For purposes of this Section and the next, “Confidential Information” means any data or information regarding proprietary or confidential information concerning each of the parties. Confidential Information does not include information that (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the receiving party (“Receiving Party”) or by violation of this Agreement; (b) was lawfully received by the Receiving Party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the Receiving Party prior to receipt thereof directly or indirectly from the disclosing party (“Disclosing Party”); (d) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; or, (e) is subsequently and independently developed by employees, consultants or agents of the Receiving Party without reference to or use of the Confidential Information disclosed under this Agreement. Each of the parties warrants to the other that it shall not disclose to any person any Confidential Information which it may acquire in the performance of this Agreement; nor shall it use such Confidential Information for any purposes other than to fulfill its contractual obligations under this Agreement and it will maintain the other party’s Customer and Confidential Information with reasonable care, which shall not be less than the degree of care it would use for its own such information.

In the event Confidential Information includes Customer Information, the Customer Information clause controls.

SECURITY

Each party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of Confidential Information that (a) are at least equal to industry standards for such types of locations, (b) are in accordance with reasonable policies in these regards, and (c) provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of Confidential Information under this Agreement. Without limiting the generality of the foregoing, each party will take all reasonable measures to secure and defend its location and equipment against “hackers” and others who may seek, without authorization, to modify or access its Systems or the information found therein. Each party will periodically test its Systems for potential areas where security could be breached, and will report to the other party immediately any breaches of security or unauthorized access to its Systems that it detects or becomes aware of. Each party will use diligent efforts to remedy such breach of security or unauthorized access in a timely manner.

All Confidential Information must be stored in a physically and logically secure environment that protects it from unauthorized access, modification, theft, misuse and destruction. In addition to the general standards set forth above, each party will maintain an adequate level of physical security controls over its facility including, but not limited to, appropriate alarm systems, fire suppression, and access controls (including off-hour controls) which may include visitor access procedures, security guard force, video surveillance, and staff egress searches. Further, each party will maintain an adequate level of data security controls, including, but not limited to, logical access controls including user sign-on identification and authentication, data access controls (e.g., password protection of applications, data files and libraries), accountability tracking, antivirus software, secured printers, restricted download to disk capability and provision for System backup.

ANTI-MONEY LAUNDERING

Nationwide agrees that companies listed in Exhibit A will comply with the USA PATRIOT Act as applicable and effective. Further, the Company agrees that it will comply with the USA PATRIOT Act as applicable and effective.

INDEMNIFICATION

INDEMNIFICATION BY NATIONWIDE

(a)

Nationwide agrees to indemnify and hold harmless the Funds, the Distributor, the Agent, and each of their Directors, Trustees, officers, employees and agents, and any affiliated person of the Funds, Distributor or Agent within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the “Indemnified Parties” for purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Nationwide) or litigation expenses (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Funds’ shares, the Trust Accounts or the Variable Products issued by Nationwide and:

(i) Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include the portions of any offering memoranda that contain information regarding the Funds, Distributor or Agent) for the Variable Products issued by Nationwide or sales literature or other promotional material for such Variable Products or Trust Accounts (or any amendment or supplement to any of the foregoing), or arise out of or axe based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Nationwide by or on behalf of the Funds for use in the registration statement or prospectus for the Variable Products issued by Nationwide or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of such Variable Products, Trust Accounts or the Funds’ shares; or

(ii) arise out of or as a result of any untrue statement or misrepresentation (other than misstatements or misrepresentations contained in the registration statement, prospectus or sales literature or other promotional material of the Funds not developed by Nationwide or persons under its control) or wrongful conduct of Nationwide or any of its affiliates, employees or agents with respect to the sale or distribution of the Variable Products issued by Nationwide, the Trust Accounts or the Funds’ shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature or other promotional material of the Funds or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished by or on behalf of Nationwide; or

(iv) arise out of or result from any material breach of any representation and/or warranty made by Nationwide in this Agreement or arise out of or result from any other material breach of this Agreement by Nationwide;

except to the extent provided in Sections (b) and (c) below.

(b)

Nationwide shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party’s duties or by reason of the Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

(c)

Nationwide shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified Nationwide in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Patty shall have received notice of such service on any designated agent).

(d)

In case any such action is brought against the Indemnified Parties, Nationwide shall be entitled to participate, at its own expense, in the defense of such action. Nationwide shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Nationwide to such party of Nationwide’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Nationwide will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If Nationwide assumes the defense or representation of an Indemnified Party, Nationwide shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

INDEMNIFICATION BY THE COMPANY

(a)

The Company agrees to indemnify and hold harmless Nationwide, Nationwide’s affiliated principal underwriter of the Variable Products, Nationwide’s trust company and each of their Directors, Officers, employees, and agents, and any affiliated person of Nationwide within the meaning of Section 2(a)(3) of the 1940

Act (collectively, the “Indemnified Parties” for purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company or litigation expenses (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law of otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Funds’ shares, the Trust Accounts or the Variable Products issued by Nationwide and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature or other promotional material of a Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company or the Fund or the designee of either by or on behalf of Nationwide for use in the registration statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in the registration statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Products issued by Nationwide, the Trust Accounts or Fund shares; or

(ii) arise out of or as a result of any untrue statement or misrepresentations (other than misstatements or misrepresentations contained in the registration statement, prospectus or sales literature or other promotional material for the Variable Products or Trust Accounts not developed by the Company or any employees or agents thereof) or wrongful conduct of the Company, or the affiliates, employees, or agents of the Company with respect to the sale or distribution of the Variable Products issued by Nationwide, the Trust Accounts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature or other promotional material covering the Trust Accounts or the Variable Products issued by Nationwide, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Nationwide by or on behalf of the Funds; or

(iv) arise out of or result from any material breach of any representation and/or warranty made by the Company or the Funds in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

except to the extent provided in Sections (b) and (c) hereof.

(b)

The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party’s duties or by reason of the Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

(c)

The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent).

(d)

In case any such action is brought against the Indemnified Parties, the Company will be entitled to participate, at is own expense, in the defense thereof. The Company shall also be entitled to assume the defense of such action, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Company assumes the defense or representation of an Indemnified Party, the Company shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the State of Delaware.

This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts and the rules and regulations thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

TERMINATION

This Agreement shall terminate as to the availability of shares of a Fund (if specified) or all the Funds:

(a)	at the option of Nationwide or the Company upon at least 90 days advance written notice to the other;

(b)

at any time upon the Company’s election, if the Company determines that liquidation of the Funds is in the best interest of the Funds or their beneficial owners, Reasonable advance notice of election to liquidate shall be provided to Nationwide in order to permit the substitution of Fund shares, if necessary, with shares of another investment company pursuant to the 1940 Act and other applicable securities regulations;

(c)

at the option of Nationwide, if Fund shares are not reasonably available to meet the requirements of the Variable Products or the Trust Accounts as determined by Nationwide. Reasonable advance notice of election to terminate (and time to cure) shall be famished by Nationwide;

(d)

upon a decision by Nationwide, in accordance with the 1940 Act and applicable regulations, to substitute such Fund shares with the shares of another investment company for the Variable Products or Trust Accounts for which the Funds’ shares have been selected to serve as the underlying investment medium. Nationwide shall give at least 60 days written notice to the Funds of any proposal to substitute the Funds’ shares;

(e)	if the applicable annuity contracts are not treated as annuity contracts by applicable regulatory entities or under applicable rules and regulations;

if the Variable Accounts are not deemed “segregated asset accounts” by the applicable regulatory entities or under applicable rules and regulations;

(g)

at the option of Nationwide or the Funds, upon institution of relevant formal proceedings against the broker-dealer(s) marketing the Variable Products, the Variable Accounts, Nationwide or the Funds by the NASD, the IRIS, the Department of Labor, the SEC, state insurance departments or any other regulatory body;

(h)	upon assignment of this Agreement unless such assignment is made with the written consent of each party and in accordance with applicable law;

(i)

in the event Fund shares or the Variable Products or Trust Accounts are not registered, issued or sold pursuant to federal law and state securities laws, or such laws preclude the use of Fund shares as an underlying investment medium of the Variable Products or Trust Accounts issued or to be issued by Nationwide. Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur;

(j)

At the option of Nationwide, if Nationwide shall determine, in its sole judgment reasonably exercised in good faith, that the Funds or the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of Nationwide. Nationwide shall notify the Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Funds or Company and any other changes in circumstances since the giving of such notice, such determination of Nationwide shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

(k)

At the option of the Company, if the Company shall determine, in its sole judgment reasonably exercised in good faith, that Nationwide has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Funds or the Company. The Company shall notify Nationwide in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Nationwide and any other changes in circumstances since the giving of such notice, such determination of the Funds shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination.

Notwithstanding any of the foregoing provisions of this section (“Termination”), this Agreement and all related agreements shall remain in force and in effect for so long as allocations to any or all of the Variable Accounts and/or Trust Accounts remain invested in Fund shares.

NOTICE

Each notice required by this Agreement shall be given in writing to:

Nationwide Financial Services, Inc.

Three Nationwide Plaza, 3-23-K2

Columbus, Ohio 43215

Attention: Product Director-Pensions

With a Copy to:

Nationwide Financial

One Nationwide Plaza, 1-12-04

Columbus, Ohio 43215

Attention: Vice President- Investment and Advisory Services

Delaware Investments

2005 Market Street

Philadelphia, PA 19103

Attention: General Counsel

Fax Number: (215) 255-2108

Any party may change its address by notifying the other party(ies) in writing.

ASSIGNMENT

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by any party without the written consent of the other parties or as expressly contemplated by this Agreement.

ENFORCEABILITY

If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

REMEDIES NOT EXCLUSIVE

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

TRADEMARKS

Except to the extent required by applicable law, no party shall use any other party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of the other party.

SURVIVABILITY

Sections “Representations,” “Privacy and Confidentiality Information,” “Security “ “Indemnification,” and “Trademarks” hereof shall survive termination of this Agreement. In addition, all provisions of this Agreement shall survive termination of this Agreement in the event that any Variable Accounts or Trust Accounts are invested in a Fund at the time the termination becomes effective and shall survive for so long as such Variable Accounts and/or Trust Accounts remain so invested.

NON-EXCLUSIVITY

Each of the parties acknowledges and agrees that this Agreement and the arrangements described in this Agreement are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

PARTNERSHIPS/JOINT VENTURES

Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

AMENDMENTS TO THIS AGREEMENT

This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Exhibits, executed by all parties to the Agreement.

EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control.

This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC

/s/ William G. Goslee
By:	William G. Goslee
Title:	Vice-President

THE COMPANY

Delaware Service Company, Inc.

/s/ Douglas L. [illegible]
By:	Douglas L. [illegible]
Title:	SVP

Delaware Distributors, LP
By:	Delaware Distributors, Inc., General Partner

By:
Title:

EXHIBIT A

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Other Subsidiaries and Affiliates

Nationwide Trust Company, FSB

Nationwide Investment Services Corporation

EXHIBIT B

Funds

All current and future funds available for sale through the distribution channel, including but not limited to any Funds listed below.

Delaware Funds — CLASS A

Fund #	Fund Name
23	American Government Bond
496	American Services
409	Core Equity
460	Corporate Bond
1	Decatur Equity Income
2	Delaware Balanced
24	Delchester
39	Devon
133	Diversified Growth
189	Diversified Income
456	Diversified Value
129	Dividend Income
19	Emerging Markets
464	Extended Duration Bond
448	Foundation Balanced
452	Foundation Growth
444	Foundation Income
18	Growth and Income
16	Growth Opportunities
137	High-Yield Opportunities
179	International Small Cap Value
34	International Value Equity
22	Limited Term Government
95	Real Estate Investment Trust
316	Select Growth
509	Small Cap Growth
21	Small Cap Value
147	Social Awareness
125	Strategic Income
492	Technology & Innovation
3	Trend
101	US Growth

EXHIBIT C

Distribution and Shareholder Servicing,(12b-1) Fees

With respect to any Fund that offers shares of classes for which Distribution Plans have been adopted under Rule 12b-1 (individually a “12b-1 Plan”) of the 1940 Act, the Company expects that Nationwide will provide distribution and marketing services in the promotion of the Fund’s shares. In connection with the receipt of distribution fees and/or the receipt of service fees as set forth under 12b-1 Plan(s) applicable to the class or classes of Fund shares purchased by Variable Products, Trust Accounts, Plans and/or their participants (“customers”), the Company expects Nationwide to provide administrative and other services to its customers that own Fund shares, including, but not limited to, furnishing personal and other services and assistance, answering routine inquiries regarding a Fund, assisting in changing dividend options, account designations and addresses, maintaining such accounts, or such other services as the Fund may require, to the extent permitted by applicable statutes, rules or regulations.

For such services, Distributor will pay Nationwide a fee, as established by Distributor from time to time, based on a portion of the net asset value of the accounts of Nationwide customers in the Fund. Distributor is permitted to make this payment under the terms of the 12b-1 Plans adopted by certain of the Funds, as such 12b-1 Plans may be in effect from time to time. The 12b-1 Plans in effect on the date of this Agreement are described in the Funds’ Prospectuses: the Class A 12b-1 Plans currently provide for the payment of 25 basis points in 12b-1 fees.

Each Fund reserves the right to terminate or suspend its 12b-1 Plan at any time as specified in the 12b-1 Plan and under applicable law, therefore, Distributor reserves the right, at any time, without notice, to modify, suspend or terminate 12b-1 payments accordingly.

You will furnish the Funds and us with such information as may be reasonably requested by the Funds or its directors or trustees or by us with respect to such fees paid to you pursuant to this Agreement.

Administrative Services and Fees

1.

In consideration for the Services (as described below) to be provided by Nationwide to the Variable Products and Trust Accounts pursuant to this Agreement, the Company will calculate and pay Nationwide a fee (“Service Fee”) at an annualized rate equal to the rates shown below of the average daily net assets of each Fund held by the Variable Accounts and Trust Accounts during the period in which they were earned (such fee is described below).

2.

The Service Fees will be paid to Nationwide as soon as practicable, but no later than 30 days after the end of the period in which they were earned. The Service Fees will be paid on a quarterly or monthly basis.

3.

If participant-level information is gathered and retained by Nationwide and there is an arrangement to pay per-participant fees, then no later than 10 days after the end of the period in which Service Fees are earned, Nationwide will send a statement to the Company indicating the number of Plan participants in the Variable Accounts and Trust Accounts, and the average account size of such accounts. The average account size shall be calculated by dividing the average daily net assets, calculated as provided herein, by the number of Plan participants in the Variable Accounts and Trust Accounts.

4.	Nationwide and the Company agree that the Service Fee described in this Agreement does not constitute payment in any manner for investment advisory services.

5.

The parties agree that a Service Fee will be paid to Nationwide according to this Agreement with respect to each Fund as long as shares of such Fund are held by the Variable Accounts or Trust Accounts. This provision will survive termination of this Agreement.

6.

The Company recognizes that Nationwide incurs certain expenses relating to offering Funds in the Trust Accounts. If the Company has Funds participating in the Trust Accounts, the Company agrees to pay a $1,500 set up fee, per Fund. Nationwide will invoice the Company for this fee.

Services Provided by Nationwide

Pursuant to the Agreement, Nationwide may perform administrative and shareholder services with respect to the Variable Products and Trust Accounts, including but not limited to, the following:

1.

Under some circumstances, maintaining separate records for each participant, which shall reflect the Funds’ shares purchased and redeemed and Fund share balances of such participants and the Plan. Nationwide win maintain a single master account with each Fund on behalf of each Plan and such account shall be in the name of Nationwide (or its designee) as record owner of shares owned by Plan participants.

2.	Disbursing or crediting to Plans and Plan participants all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.

Preparing and transmitting to each Plan, through its authorized representative, as required by law, periodic statements showing the total number of shares owned by participants as of the statement closing date, purchases and redemptions of Fund shares by the participants during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by a Plan.

4.	Supporting and responding to service inquiries from a Plan.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for each Plan.

6.	Generating written confirmations and quarterly statements to each Plan, through its authorized representative.

7.

Distributing to each Plan, through its authorized representative, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Funds on behalf of the Plan.

FUNDS Delaware Funds — CLASS A		SERVICE FEES
Fund #	Fund Name	[**]
23	American Government Bond	[**]
496	American Services	[**]
409	Core Equity	[**]
460	Corporate Bond	[**]
1	Decatur Equity Income	[**]
2	Delaware Balanced	[**]
24	Delchester	[**]
39	Devon	[**]
133	Diversified Growth	[**]
189	Diversified Income	[**]
456	Diversified Value	[**]
129	Dividend Income	[**]
19	Emerging Markets	[**]
464	Extended Duration Bond	[**]
448	Foundation Balanced	[**]
452	Foundation Growth	[**]
444	Foundation Income	[**]
18	Growth and Income	[**]
16	Growth Opportunities	[**]
137	High-Yield Opportunities	[**]
179	International Small Cap Value	[**]
34	International Value Equity	[**]
22	Limited — Term Government	[**]
95	Real Estate Investment Trust	[**]
316	Select Growth	[**]
509	Small Cap Growth	[**]
21	Small Cap Value	[**]
147	Social Awareness	[**]
125	Strategic Income	[**]
492	Technology & Innovation	[**]
3	Trend	[**]
101	US Growth	[**]

EXHIBIT D

FUND/SERV PROCESSING PROCEDURES

AND

MANUAL. PROCESSING PROCEDURES

The purchase, redemption and settlement of shares of a Fund (“Shares”) will normally follow the Fund/SERV-Defined Contribution Clearance and Settlement Service (“DCCS”) Processing Procedures below and the rules and procedures of the SCC Division of the National Securities Clearing Corporation (“NSCC”) shall govern the purchase, redemption and settlement of Shares of the Funds through NSCC by Nationwide. In the event of equipment failure or technical malfunctions or the parties’ inability to otherwise perform transactions pursuant to the FUND/SERV Processing Procedures, or the parties’ mutual consent to use manual processing, the Manual Processing Procedures below will apply.

It is understood and agreed that, in the context of Section 22 of the Investment Company Act of 1940 (the “1940 Act”) and the rules and public interpretations thereunder by the staff of the Securities and Exchange Commission (SEC Staff), receipt by Nationwide of any Instructions from the Plan participant prior to the Close of Trade on any Business Day shall be deemed to be receipt by the Funds of such Instructions solely for pricing purposes and shall cause purchases and sales to be deemed to occur at the Share Price for such Business Day, except as provided in 4(c) of the Manual Processing Procedures. Each Instruction shall be deemed to be accompanied by a representation by Nationwide that it has received proper authorization from each Plan participant whose purchase, redemption, account transfer or exchange transaction is effected as a result of such Instruction.

Fund/SERV-DCCS Processing Procedures

I.

On each business day that the New York Stock Exchange (the “Exchange”) is open for business on which the Funds determine their net asset values (“Business Day”), the Distributor shall accept, and effect changes in its records upon receipt of purchase, redemption, exchanges, account transfers and registration instructions from Nationwide electronically through Fund/SERV (“Instructions”) without supporting documentation from the Plan participant. On each Business Day, the Distributor shall accept for processing any Instructions from Nationwide and shall process such Instructions in a timely manner.

2.

Distributor shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. Distributor shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC Fund/SERV-DCCS rules and procedures relating to Fund/SERV; (b) the then-current Prospectus of a Fund; and (c) any provision relating to Fund/SERV in any other agreement of the Distributor that would affect its duties and obligations pursuant to this Agreement.

3.

Confirmed trades and any other information provided by the Distributor to Nationwide through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.

Trade information provided by Nationwide to the Distributor through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All Instructions by Nationwide regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the registered holder.

5.

For each Fund/SERV transaction, Nationwide shall provide the Funds and the Distributor with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which Nationwide hereby certifies is and shall remain true and correct. Nationwide shall maintain documents required by the Funds to effect Fund/SERV transactions. Nationwide certifies that all Instructions delivered to Distributor on any Business Day shall have been received by Nationwide from the Plan participant by the close of trading (generally 4:00 p.m. Eastern Time (“ET”)) on the Exchange (the “Close of Trading”) on such Business Day and that any Instructions received by it after the Close of Trading on any given Business Day will be transmitted to Distributor on the next Business Day.

Manual Processing Procedures

1.

On each Business Day, Nationwide may receive Instructions from the Plan participant for the purchase or redemption of shares of the Funds based solely upon receipt of such Instructions prior to the Close of Trading on that Business Day. Instructions in good order received by Nationwide prior to the close of trading on any given Business Day (generally, 4:00 p.m. ET (the “Trade Date”) and transmitted to the Distributor by no later than 8:30 a.m. ET the Business Day following the Trade Date (“Trade Date plus One” or “T+1”), will be executed at the NAV (“Share Price’) of each applicable Fund, determined as of the Close of Trading on the Trade Date.

2.

By no later than 6:30 p.m. ET on each Trade Date (“Price Communication Time”), the Distributor will use its best efforts to communicate to Nationwide via electronic transmission acceptable to both parties, the Share Price of each applicable Fund, as well as dividend and capital gain information and, in the case of funds that credit a daily dividend, the daily accrual or interest rate factor, determined at the Close of Trading on that Trade Date.

3.

As noted in Paragraph I above, by 8:30 a.m. ET on T+1 (“Instruction Cutoff Time’) and after Nationwide has processed all approved transactions, Nationwide will transmit to the Distributor via facsimile, telefax or electronic transmission or system-to-system, or by a method acceptable to Nationwide and the Distributor, a report (the “Instruction Report”) detailing the Instructions that were received by Nationwide prior to the Funds’ daily determination of Share Price for each Fund (i.e., the Close of Trading) on Trade Date.

(a)

It is understood by the parties that all Instructions from the Plan participant shall be received and processed by Nationwide in accordance with its standard transaction processing procedures. Nationwide or its designees shall maintain records sufficient to identify the date and time of receipt of all Plan participant transactions involving the Funds and shall make or cause to be made such records available upon reasonable request for examination by the Funds or its designated representative or, by appropriate governmental authorities. Under no circumstances shall Nationwide change, alter or modify any Instructions received by it in good order.

(b)

Following the completion of the transmission of any Instructions by Nationwide to the Distributor by the Instruction Cutoff Time, Nationwide will verify that the Instruction was received by the Distributor.

(c)

In the event that an Instruction transmitted by Nationwide on any Business Day is not received by the Distributor by the Instruction Cutoff Time, due to mechanical difficulties or for any other reason beyond Nationwide’s reasonable control, such Instruction shall nonetheless be treated by the Distributor as if it had been received by the Instruction Cutoff Time, provided that Nationwide retransmits such Instruction by facsimile transmission to the Distributor and such Instruction is received by the Distributor’s financial control representative no later than 9:30 a.m. ET on T+1. In addition, Nationwide will place a phone call to a financial control representative of the Distributor prior to 9:00 a.m. ET on T+I to advise the Distributor that a facsimile transmission concerning the Instruction is being sent.

(d)	With respect to all Instructions, the Distributor’s financial control representative will manually adjust a Fund’s records for the Trade Date to reflect any Instructions sent by Nationwide.

(e)

By no later than 4:00 p.m. on T+1, and based on the information transmitted to the Distributor pursuant to Paragraph 3(c) above, Nationwide will use its best efforts to verify that all Instructions provided to the Distributor on T+1 were accurately received and that the trades for each Account were accurately completed and Nationwide will use its best efforts to notify Distributor of any discrepancies.

4.

As set forth below, upon the timely receipt from Nationwide of the Instructions, the Funds will execute the purchase or redemption transactions (as the case may be) at the Share Price for each Fund computed as of the Close of Trading on the Trade Date.

(a)

Except as otherwise provided herein, all purchase and redemption transactions will settle on T+1. Settlements will be through net Federal Wire transfers to an account designated by a Fund. In the case of Instructions which constitute a net purchase order, settlement shall occur by Nationwide initiating a wire transfer by 1:00 p.m. ET on T+l to the custodian for the Funds for receipt by the Funds’ custodian by no later than the Close of Business at the New York Federal Reserve Bank on P-1, causing the remittance of the requisite funds to the Distributor to cover such net purchase order.

In the case of Instructions which constitute a net redemption order, settlement shall occur by the Distributor causing the remittance of the requisite funds to cover such net redemption order by Federal Funds Wire by 1:00 p.m. ET on T+1, provided that the Funds reserve the right to (i) delay settlement of redemptions for up to seven (7) Business Days after receiving a net redemption order in accordance with Section 22 of the 1940 Act and Rule 22c-1 thereunder, or (iii) suspend redemptions pursuant to the 1940 Act or as otherwise required by law. Settlements shall be in U.S. dollars.

(b)

Nationwide (and its Variable and Trust Accounts) shall be designated as record owner of each account (“Record Owner”) and Company shall provide Nationwide with all written confirmations required under federal and state securities laws.

(c)

On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Instructions. Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. The original T+1 Settlement Date will not apply. Rather, for purposes of this Paragraph 4(c) only, the Settlement Date will be the date on which the Instruction settles.

(d)

Nationwide shall, upon receipt of any confirmation or statement concerning the accounts, verify the accuracy of the information contained therein against the information contained in Nationwide’s internal record-keeping system and shall promptly, advise the Distributor in writing of any discrepancies between such information. The Distributor and Nationwide shall cooperate to resolve any such discrepancies as soon as reasonably practicable.

Indemnification

In the event of any error or delay with respect to both the Fund/SERV Processing Procedures and the Manual Processing Procedures outlined in Exhibit D herein; (i) which is caused by the Funds or the Distributor, the Distributor shall make any adjustments on the Funds’ accounting system necessary to correct such error or delay and the responsible party or parties shall reimburse the Plan participant and Nationwide, as appropriate, for any losses or reasonable costs incurred directly as a result of the error or delay but specifically excluding any and all consequential punitive or other indirect damages or (ii) which is caused by Nationwide, the Distributor shall make any adjustment on the Funds’ Accounting system necessary to correct such error or delay and the affected party or parties shall be reimbursed by Nationwide for any losses or reasonable costs incurred directly as a result of the error or delay, but specifically excluding any and all consequential punitive or other indirect damages. In the event of any such adjustments on the Funds’ accounting system, Nationwide shall make the corresponding adjustments on its internal record-keeping system. Notwithstanding the foregoing paragraph, no reimbursement is required if none would otherwise be required under the Funds’ pricing error guidelines.

In the event that errors or delays with respect to the Procedures are contributed to by more than one party hereto, each party shall be responsible for that portion of the loss or reasonable cost which results from its error or delay. All parties agree to provide the other parties prompt notice of any errors or delays of the type referred to herein and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT

MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT #1 TO FUND AGREEMENT

between

DELAWARE SERVICE COMPANY, INC., DELAWARE DISTRIBUTORS, L.P.

and NATIONWIDE FINANCIAL SERVICES, INC

This Amendment (“Amendment”) is made this 7th day of July, 2008, by and between Delaware Service Company, Inc. (“Agent”), a corporation organized and existing under the laws of the State of Delaware, and Delaware Distributors, L.P. (“Distributor”), a corporation organized and existing under the laws of the State of Delaware (collectively the “Company”) and Nationwide Financial Services, Inc., a corporation organized and existing under the laws of the State of Delaware (“Nationwide”).

WITNESSETH:

WHEREAS, Company and Nationwide entered into a Fund Agreement dated July 1, 2004 (the “Agreement”); and

WHEREAS, Company and Nationwide hereby agree that this Agreement terminates and supersedes the Fund Participation Agreement – QPVA dated March 1, 1989; and

WHEREAS, Company and Nationwide have determined to amend certain terms of the Agreement; and

WHEREAS, Company and Nationwide desire to memorialize the amendment to the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1.	The following recital shall replace and supercede the first paragraph of the recital of the above-referenced Agreement:

WHEREAS, Nationwide provides administrative and/or record keeping services (listed on Exhibit C) to various retirement plans which meet the definition of retirement plans under Sections 401, 403 and 457 of the Internal Revenue Code (the “Code”) as well as other employer-sponsored retirement or investment plans (collectively, “Plans”) and Nationwide further provides operational support in connection with the offering and maintenance of the Plans; and

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced with a new Exhibit A, in the form attached hereto.

3.	Exhibit B of the Agreement is hereby deleted in its entirety and replaced with a new Exhibit B, in the form attached hereto.

4.	Exhibit C of the Agreement is hereby deleted in its entirety and replaced with a new Exhibit C, in the form attached hereto.

5.	A new Exhibit E, which sets forth the format for data required by the Company from Nationwide regarding calculation of fees, in the form attached hereto, shall be added to the Agreement.

6.	Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above. The Amendment is effective as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.		DELAWARE SERVICE COMPANY, INC.

By:		By:
Name:	Karen R. Colvin	Name:	Douglas L. Anderson
Title:	AVP-NF Investment Offerings	Title:	Senior Vice President/Operations

DELAWARE DISTRIBUTORS, L.P.

By:
		Name:	Jeffrey M. Kellogg
		Title:	Senior Vice President/Operations

2

EXHIBIT A

TO

FUND AGREEMENT

between

DELAWARE SERVICE COMPANY, INC., DELAWARE DISTRIBUTORS, L.P.

and NATIONWIDE FINANCIAL SERVICES, INC.

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life Insurance Company of America

Other Subsidiaries

Nationwide Trust Company, FSB, a division of Nationwide Bank

Nationwide Investment Services Corporation

Nationwide Retirement Solutions, Inc., and subsidiaries and affiliates

Any other existing or future direct or indirect subsidiaries of Nationwide Financial Services, Inc. issuing Separate Accounts, offering Trust/Custodial Accounts or performing duties or obligations hereunder on behalf of Nationwide provided that such subsidiary is duly formed, validly existing and has all necessary licenses.

A-1

EXHIBIT B

TO

FUND AGREEMENT

between

DELAWARE SERVICE COMPANY, INC., DELAWARE DISTRIBUTORS, L.P.

and NATIONWIDE FINANCIAL SERVICES, INC.

Fund Number	Fund Name	Share Class	Type	CUSIP Number	NASDAQ Symbol
452	Delaware Aggressive Allocation Portfolio	A	Equity	245918883	DFGAX
455	Delaware Aggressive Allocation Portfolio	I	Equity	245918859	DFGIX
535	Delaware Aggressive Allocation Portfolio	R	Equity	245918826	DFGRX
496	Delaware American Services	A	Equity	24581P101	DASAX
499	Delaware American Services	I	Equity	24581P200	DASIX
552	Delaware American Services	R	Equity	24581P507	DASRX
002	Delaware Balanced	A	Equity	246093108	DELFX
042	Delaware Balanced	I	Equity	246093207	DEICX
521	Delaware Balanced	R	Equity	246093884	DELRX
008	Delaware Cash Reserve	A	Money Market	245910104	DCRXX
444	Delaware Conservative Allocation Portfolio	A	Equity	245918107	DFIAX
447	Delaware Conservative Allocation Portfolio	I	Equity	245918404	DFIIX
533	Delaware Conservative Allocation Portfolio	R	Equity	245918818	DFIRX
023	Delaware Core Plus Bond	A	Fixed Income	246094205	DEGGX
041	Delaware Core Plus Bond	I	Fixed Income	246094502	DUGIX
526	Delaware Core Plus Bond	R	Fixed Income	246094809	DUGRX
460	Delaware Corporate Bond	A	Fixed Income	245908785	DGCAX
463	Delaware Corporate Bond	I	Fixed Income	245908751	DGCIX
536	Delaware Corporate Bond	R	Fixed Income	245908744	DGCRX
024	Delaware Delchester	A	Fixed Income	245908207	DETWX
044	Delaware Delchester	I	Fixed Income	245908306	DETIX
189	Delaware Diversified Income	A	Fixed Income	246248744	DPDFX
195	Delaware Diversified Income	I	Fixed Income	246248587	DPFFX
531	Delaware Diversified Income	R	Fixed Income	246248553	DPRFX
129	Delaware Dividend Income	A	Equity	24610B107	DDIAX
132	Delaware Dividend Income	I	Equity	24610B404	DDIIX
543	Delaware Dividend Income	R	Equity	24610B842	DDDRX
019	Delaware Emerging Markets	A	Equity	245914841	DEMAX
020	Delaware Emerging Markets	I	Equity	245914817	DEMIX
464	Delaware Extended Duration Bond	A	Fixed Income	245908835	DEEAX
467	Delaware Extended Duration Bond	I	Fixed Income	245908793	DEEIX
549	Delaware Extended Duration Bond	R	Fixed Income	245908728	DEERX
179	Delaware Global Value	A	Equity	245914718	DABAX
182	Delaware Global Value	I	Equity	245914676	DABIX
016	Delaware Growth Opportunities	A	Equity	245906102	DFCIX
045	Delaware Growth Opportunities	I	Equity	245906201	DFDIX
523	Delaware Growth Opportunities	R	Equity	245906508	DFRIX

B-1

Fund Number	Fund Name	Share Class	Type	CUSIP Number	NASDAQ Symbol
137	Delaware High-Yield Opportunities	A	Fixed Income	245908876	DHOAX
140	Delaware High-Yield Opportunities	I	Fixed Income	245908843	DHOIX
539	Delaware High-Yield Opportunities	R	Fixed Income	245908736	DHIRX
556	Delaware Inflation Protected Bond	A	Fixed Income	246094882	DIPAX
559	Delaware Inflation Protected Bond	I	Fixed Income	246094858	DIPIX
034	Delaware International Value Equity	A	Equity	245914106	DEGIX
048	Delaware International Value Equity	I	Equity	245914403	DEQIX
527	Delaware International Value Equity	R	Equity	245914577	DIVRX
001	Delaware Large Cap Value	A	Equity	245907100	DELDX
051	Delaware Large Cap Value	I	Equity	245907407	DEDIX
520	Delaware Large Cap Value	R	Equity	245907886	DECRX
022	Delaware Limited-Term Diversified Income	A	Fixed Income	245912308	DTRIX
047	Delaware Limited-Term Diversified Income	I	Fixed Income	245912506	DTINX
525	Delaware Limited-Term Diversified Income	R	Fixed Income	245912803	DLTRX
448	Delaware Moderate Allocation Portfolio	A	Equity	245918503	DFBAX
451	Delaware Moderate Allocation Portfolio	I	Equity	245918800	DFFIX
534	Delaware Moderate Allocation Portfolio	R	Equity	245918834	DFBRX
095	Delaware REIT	A	Equity	246248868	DPREX
186	Delaware REIT	I	Equity	246248777	DPRSX
529	Delaware REIT	R	Equity	246248561	DPRRX
316	Delaware Select Growth	A	Equity	928931104	DVEAX
442	Delaware Select Growth	I	Equity	928931757	VAGGX
532	Delaware Select Growth	R	Equity	928931740	DFSRX
480	Delaware Small Cap Core	A	Equity	24610B883	DCCAX
483	Delaware Small Cap Core	I	Equity	24610B859	DCCIX
550	Delaware Small Cap Core	R	Equity	24610B834	DCCRX
509	Delaware Small Cap Growth	A	Equity	246118301	DSCAX
512	Delaware Small Cap Growth	I	Equity	246118608	DSCIX
537	Delaware Small Cap Growth	R	Equity	246118590	DSCRX
021	Delaware Small Cap Value	A	Equity	246097109	DEVLX
046	Delaware Small Cap Value	I	Equity	246097208	DEVIX
538	Delaware Small Cap Value	R	Equity	246097505	DVLRX
003	Delaware Trend	A	Equity	245905104	DELTX
043	Delaware Trend	I	Equity	245905203	DGTIX
522	Delaware Trend	R	Equity	245905500	DETRX
101	Delaware U.S. Growth	A	Equity	245917505	DUGAX
104	Delaware U.S. Growth	I	Equity	245917802	DEUIX
530	Delaware U.S. Growth	R	Equity	245917711	DEURX
456	Delaware Value	A	Equity	24610C881	DDVAX
459	Delaware Value	I	Equity	24610C857	DDVIX
561	Delaware Value	R	Equity	245907860	DDVRX

B-2

EXHIBIT C

DISTRIBUTION AND SHAREHOLDER SERVICING (12b-1) FEES

With respect to any Fund that offers shares of classes for which Distribution Plans have been adopted under Rule 12b-1 (individually a “12b-1 Plan”) of the 1940 Act, the Company expects that Nationwide will provide distribution and marketing services in the promotion of the Fund’s shares. In connection with the receipt of distribution fees and/or the receipt of service fees as set forth under 12b-1 Plan(s) applicable to the class or classes of Fund shares purchased by Variable Products, Trust Accounts, Plans and/or their participants (“customers”), the Company expects Nationwide to provide administrative and other services to its customers that own Fund shares, including, but not limited to, furnishing personal and other services and assistance, answering routine inquiries regarding a Fund, assisting in changing dividend options, account designations and addresses, maintaining such accounts, or such other services as the Fund may require, to the extent permitted by applicable statutes, rules or regulations.

For such services, Distributor will pay the dealer of record a fee, as established by Distributor from time to time, based on a portion of the net asset value of the accounts of Nationwide customers in the Fund. Distributor is permitted to make this payment under the terms of the 12b-1 Plans adopted by certain of the Funds, as such 12b-1 Plans may be in effect from time to time. The 12b-1 Plans in effect on the date of this Agreement are described in the Funds’ Prospectuses. Distributor will pay Rule 12b-1 fees as hereinafter set forth in this Exhibit C.

Each Fund reserves the right to terminate or suspend its 12b-1 Plan at any time as specified in the 12b-1 Plan and under applicable law, therefore, Distributor reserves the right, at any time, without notice, to modify, suspend or terminate Rule 12b-1 payments accordingly.

Nationwide will furnish the Funds and the Company with such information as may be reasonably requested by the Funds or its directors or trustees or by us with respect to such fees paid to the dealer of record pursuant to this Agreement.

ADMINISTRATIVE SERVICES AND FEES

In consideration for the Services (as described below) to be provided by Nationwide to the Variable Products and Trust Accounts pursuant to this Agreement, the Agent shall pay to Nationwide an annual fee equal to the amount specified below for each such Fund set forth on Exhibit B, which is a percentage of the average daily aggregate net asset value of shares of the Funds. The Agent will continue to pay annual fees for the administrative and shareholder services as set forth in the original Agreement, on assets existing prior to the execution of this Amendment. For all new assets received on or after the date of this Amendment, Agent will pay annual fees for the administrative and shareholder services as hereinafter set forth in the chart below in this Exhibit C. Nationwide will calculate the amount of the fee payable to it by the Agent on a monthly basis, based on the average aggregate net asset value of shares of the Fund during each calendar month to which such calculation relates. Nationwide will deliver to the Agent a monthly statement showing the calculation of the amounts payable to Nationwide by the Agent, along with other supporting data reasonably requested by the Agent. The statement shall be sent in the format described in Exhibit E. Unless the Agent objects in writing, Nationwide will be paid within thirty (30) days following the Agent’s receipt of such monthly statement. If, however, payment due does not equal or exceed $50.00 in any particular month, Nationwide will roll any outstanding charges forward and include them on its next monthly statement. If the fee amount invoiced by Nationwide in the monthly statement differs from the fee amount owed according to the Agent’s records, the Agent will pay the fees based on the amount owed according to the Agent’s records. The Agent’s payment of a statement shall be final and conclusive evidence that the Agent has paid you for all services rendered during such month. The Agent will work with Nationwide to reconcile any discrepancies regarding the amount of fees owed. During the effective period of this Agreement, and for a period of thirty (30) days following receipt by the Agent of a final statement from Nationwide in the event of a termination of this Agreement, the Agent or its duly appointed agents or representatives may review any relevant books and records during Nationwide’s normal business hours for the purpose of verifying the accuracy of the amounts billed by Nationwide, or the fees paid by the Agent to Nationwide.

Sub T/A Fees and Rule 12b-1 Fees*in Regard to Amendment dated July 7, 2008, to Fund Agreement dated July 1, 2004

FUND	Service Fees		Rule 12b-1 Fees		TOTAL FEE
SHARE CLASS A
All Delaware Equity Funds	[	**]	[	**]	[	**]
All Delaware Fixed Income Funds except for:	[	**]	[	**]	[	**]
• Diversified Income Fund	[	**]	[	**]	[	**]
• Limited-Term Diversified Income Fund	[	**]	[	**]	[	**]
Money Market Fund	[	**]	[	**]	[	**]
SHARE CLASS I
All Delaware Equity Funds	[	**]	[	**]	[	**]
All Delaware Fixed Income Funds	[	**]	[	**]	[	**]
SHARE CLASS R
All Delaware Equity Funds	[	**]	[	**]	[	**]
All Delaware Fixed Income Funds	[	**]	[	**]	[	**]

*	Fees Applicable to Assets Received After the Execution of this Amendment
**	A portion of this fee will be paid by Agent or one of its affiliates out of Agent’s or such affiliate(s)’s own funds.

1.

If participant-level information is gathered and retained by Nationwide and there is an arrangement to pay per-participant fees, then no later than 10 days after the end of the period in which Service Fees are earned, Nationwide will send a statement to the Agent indicating the number of Plan participants in the Variable Accounts and Trust Accounts, and the average account size of such accounts. The average account size shall be calculated by dividing the average daily net assets, calculated as provided herein, by the number of Plan participants in the Variable Accounts and Trust Accounts.

2.	Nationwide and the Agent agree that the Service Fee described in this Agreement does not constitute payment in any manner for investment advisory services.

3.

The parties agree that a Service Fee will be paid to Nationwide according to this Agreement with respect to each Fund as long as shares of such Fund are held by the Variable Accounts or Trust Accounts. This provision will survive termination of this Agreement.

4.

The Company recognizes that Nationwide incurs certain expenses relating to offering Funds in the Trust Accounts. If the Company has Funds participating in the Trust Accounts, the Company agrees to pay a $1,500 set up fee per Fund. Nationwide will invoice the Company for this fee. The set up fee per Fund is hereby waived by Nationwide for all funds currently existing on Nationwide’s platform. If, after the date of this Agreement, the Company requests that a new Fund be placed on Nationwide’s platform, then and in that event, the $1,500 set up fee per Fund will be charged by Nationwide and paid by the Company.

SERVICES PROVIDED BY NATIONWIDE

Pursuant to the Agreement, Nationwide may perform administrative and shareholder services with respect to the Variable Products and Trust Accounts, including but not limited to, the following:

1.

Under some circumstances, maintaining separate records for each participant, which shall reflect the Funds’ shares purchased and redeemed and Fund share balances of such participants and the Plan. Nationwide will maintain a single master account with each Fund on behalf of each Plan and such account shall be in the name of Nationwide (or its designee) as record owner of shares owned by Plan participants.

2.	Disbursing or crediting to Plans and Plan participants all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.

Preparing and transmitting to each Plan, through its authorized representative, as required by law, periodic statements showing the total number of shares owned by participants as of the statement closing date, purchases and redemptions of Fund shares by the participants during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by a Plan.

4.	Supporting and responding to service inquiries from a Plan and Plan participants.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for each Plan and Plan participants.

6.	Generating written confirmations and quarterly statements to each Plan and Plan participants, through its authorized representative.

7.

Distributing to each Plan, through its authorized representative, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Funds on behalf of the Plan and Plan participants.

EXHIBIT E

Contact Information

•	Name, phone number, e-mail, company, address of invoice contact

•	How to send payment (wire instructions or check/address)

Invoice Data

•	Date of Invoice

•	Billing Period

•	Company Name

•	Invoice number (Created by Agent)

•	Accounts by Delaware fund name & CUSIP

•	Delaware fund account number

•	Account Registration

•	Number of participants by account number

•	Average assets for the billing period

•	Sub-shareholder services compensation rate

•	Payable Amount

SECOND AMENDMENT TO

FUND AGREEMENT

This Second Amendment (“Amendment”) dated as of March 16, 2009, is by and among Nationwide Financial Services, Inc. on behalf of its subsidiaries listed on Exhibit A (collectively, “Nationwide”); Delaware Service Company (the “Agent”); and Delaware Distributors, L.P. (the “Distributor”) (Agent and Distributor are collectively referred to as the “Company”). This Amendment amends the Fund Agreement dated July 1, 2004.

WHEREAS, Nationwide and the Company desire to amend the Agreement.

NOW, THEREFORE, Nationwide and the Company agree to the following:

1.	The “Privacy and Confidentiality” section is deleted in its entirety and replaced with the following:

PRIVACY AND CONFIDENTIALITY

For purposes of this Section, “Customer Information” means non-public personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder. Each party agrees not to use, disclose or distribute to others any Customer Information except as necessary to perform the terms of this Agreement, and each party agrees to comply with all applicable provisions of the Gramm-Leach-Bliley Act.

For purposes of this Section and the next, “Confidential Information” means any data or information regarding proprietary or confidential information concerning each of the parties. Confidential Information does not include information that (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the receiving party (“Receiving Party”) or by no violation of this Agreement; (b) was lawfully received by the Receiving Party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the Receiving Party prior to receipt thereof directly or indirectly from the disclosing party (“Disclosing Party”); (d) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; (e) is subsequently and independently developed by employees, consultants or agents of the Receiving Party without reference to or use of the Confidential Information disclosed under this Agreement; or (f) any fees payable to Nationwide for performing certain administrative services under this Agreement. Each of the parties warrants to the other that it shall not disclose to any person any Confidential Information which it may acquire in the performance of this Agreement; nor shall it use such Confidential Information for any purposes other than to fulfill its contractual obligations under this Agreement and it will maintain the other party’s Customer and Confidential Information with reasonable care, which shall not be less than the degree of care it would use for its own such information.

In the event Confidential Information includes Customer Information, the Customer Information clause controls.

2.	The “Notice” section shall be updated with the following information for Nationwide. Both addresses for Nationwide are deleted in their entirety and replaced with the following address:

Nationwide Financial Services, Inc.

One Nationwide Plaza, 2-02-18

Columbus, Ohio 43215

Attention: AVP – NF Investment Offerings

Fax: (614) 249-7166

3.	The following section is hereby added to the Agreement:

DISCLOSURE

Each party may disclose that it has entered into this Agreement. Further, each party may disclose the annual fees payable to Nationwide for performing certain administrative services under this Agreement.

4.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	Karen R. Colvin
Title:	AVP – NF Investment Offerings

DELAWARE SERVICE COMPANY, INC.

By:
Title:

DELAWARE DISTRIBUTORS, L.P.

By:
Title:

AMENDMENT #3 TO FUND AGREEMENT

Between

DELAWARE SERVICE COMPANY, INC., DELAWARE DISTRIBUTORS, L.P.

and NATIONWIDE FINANCIAL SERVICES, INC.

This Amendment #3 (“Amendment”) to Fund Agreement dated July 1, 2004 (the “Agreement”) by and between Delaware Service Company, Inc. (“Agent”) and Delaware Distributors, L.P. (“Distributor”) (collectively the “Company”) and Nationwide Financial Services, Inc. on behalf of its affiliates and/or subsidiaries (collectively, “Nationwide”) is made this 28th day of May, 2010. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, Company and Nationwide entered into a Fund Agreement dated July 1, 2004 (the “Agreement”); and

WHEREAS, Company and Nationwide have determined to amend Exhibit B of the Agreement; and

WHEREAS, Company and Nationwide desire to memorialize this amendment to the Agreement;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1. Exhibit B of the Agreement is hereby deleted, in its entirety, and hereby replaced with a new Exhibit B attached hereto.

2. The Notice section of the Agreement in regard to the Company shall be amended to read as follows:

“Notice to Company shall be mailed or delivered to Delaware Service Company, Inc., Attention: Douglas L. Anderson, One Commerce Square, 2005 Market Street, Philadelphia, PA 19103, with a copy to General Counsel, Legal Department, One Commerce Square, 2005 Market Street, Philadelphia, PA 19103, or at such other address or to such other individual as shall be so specified by the Company to Nationwide.”

3. Except as expressly amended by this Amendment, all terms and conditions of the Agreement remain as stated therein.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date and year first set forth above.

NATIONWIDE FINANCIAL SERVICES, INC.

By:
Name:	Steven D. Pierce
Title:	AVP, Operations and 3rd Party Relations

DELAWARE SERVICE COMPANY, INC.

By:
Name:	Douglas L. Anderson
Title:	Senior Vice President/Operations

DELAWARE DISTRIBUTORS, L.P.

By:
Name:	Jeffrey M. Kellogg
Title:	Senior Vice President

EXHIBIT B

DELAWARE INVESTMENTS FAMIYL OF FUNDS

Fund	Share Class

All Delaware Equity Funds	A

All Delaware Fixed Income Funds	A

Delaware Cash Reserve – Money Market	A

All Delaware Equity Funds	I

All Delaware Fixed Income Funds	I

All Delaware Equity Funds	R

All Delaware Fixed Income Funds	R

AMENDMENT #4 TO FUND AGREEMENT

Between

DELAWARE SERVICE COMPANY, INC., DELAWARE DISTRIBUTORS, L.P.

and NATIONWIDE FINANCIAL SERVICES, INC.

This Amendment #4 (“Amendment”) to Fund Agreement dated July 1, 2004 (the “Agreement”) by and between Delaware Service Company, Inc. (“Agent”) and Delaware Distributors, L.P. (“Distributor”) (collectively the “Company”) and Nationwide Financial Services, Inc. on behalf of its affiliates and/or subsidiaries (collectively, “Nationwide”) is made this 20th day of September, 2016. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, Company and Nationwide entered into a Fund Agreement dated July 1, 2004 (the “Agreement”); and

WHEREAS, effective August 29, 2014, Delaware Service Company, Inc. assigned all of its rights and obligations under the Agreement to its affiliate Delaware Investments Fund Services Company (“DIFSC”); and

WHEREAS, Company and Nationwide have determined to amend Exhibit B of the Agreement to include Class R6 Shares for certain Delaware Investments Family of Funds; and

WHEREAS, Company and Nationwide desire to memorialize this amendment to the Agreement;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1. Exhibit B of the Agreement is hereby deleted, in its entirety, and hereby replaced with a new Exhibit B attached hereto.

2. The section of the Agreement entitled Representations by Nationwide is hereby amended to include the following language:

Nationwide represents and acknowledges that it is aware that the current eligibility requirements of the Class R6 Shares, as of the date of this Amendment are as follows:

•

Class R6 shares are generally available only to certain employer-sponsored retirement plans, such as 401(k) plans, 457 plans, 403(b ) plans, profit-sharing plans and money purchase pension plans, defined benefit plans, employer-sponsored benefit plans, and non-qualified deferred compensation plans.

•

Class R6 shares must be held through plan level or omnibus accounts held on the books of the Fund, and Class R6 shares are only available for purchase through financial intermediaries who have the appropriate agreement with the Company (or its affiliates) related to Class R6 shares.

•

Class R6 shares generally are not available to nonretirement accounts, traditional individual retirement accounts (IRAs), Roth IRAs, Coverdell Education Savings Accounts, SEPs, SARSEPs, SIMPLE IRAs, owner-only 401(k) plans, or 529 college savings plans.

•

No fees will be paid to Nationwide under the Agreement or otherwise for any investments in Class R6 shares, and any reference to payment of fees set forth in the Agreement or any amendment thereto is inapplicable for any investments in Class R6 shares. In particular, neither the Company, the Funds, nor any of their affiliates, will pay any service fees, sub-accounting fees, and/or subtransfer agency fees to Nationwide for investments in Class R6 shares.

3. Except as expressly amended by this Amendment, all terms and conditions of the Agreement remain as stated therein.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date and year first set forth above.

NATIONWIDE FINANCIAL SERVICES, INC.

By:
Name:	Steven D. Pierce
Title:	AVP, External Funds Management

DELAWARE INVESTMENTS FUND SERVICES COMPANY

By:
Name:
Title:

DELAWARE DISTRIBUTORS, L.P.

By:
Name:
Title:

EXHIBIT B

DELAWARE INVESTMENTS FAMILY OF FUNDS

Fund	Share Class

All Delaware Equity Funds	A

All Delaware Fixed Income Funds	A

Delaware Cash Reserve – Money Market	A

All Delaware Equity Funds	I

All Delaware Fixed Income Funds	I

All Delaware Equity Funds	R

All Delaware Fixed Income Funds	R

All Delaware Equity Funds	R6*

All Delaware Fixed Income Funds	R6*

*	No fees will be paid to Nationwide Financial Services or any intermediary for any investments in Class R6 Shares.